UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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NTELOS Holdings Corp.
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The following materials were made available to employees of NTELOS Holdings Corp on its intranet.

(Revised September 22, 2015)

EMPLOYEE FAQs ABOUT THE MERGER:

GENERAL

Why is Shentel acquiring nTelos?
This acquisition leverages the combined strengths of both companies and will result in continued expansion in the markets we serve under the Sprint brand. Customers will experience all the benefits of a national brand - enhanced coverage and access to the latest devices - while benefitting from a level of service that can only be delivered by a locally operated company.

What is the timeline for this transaction?
We estimate that the transaction will close in early 2016.

Where are we in the merger process?
The Boards of Directors of both companies have approved the transaction. There are still a number regulatory filings and approvals that must be completed and that process is underway. Additionally, nTelos shareholders must approve the transaction. We expect all of these matters will be completed by early 2016.

EMPLOYMENT

What will happen to my job with nTelos?
Shentel has informed us that approximately 250 employees in specific sales, RF engineering and network operations roles will be made direct hire job offers from Shentel at similar compensation with similar roles and responsibilities without having to apply for the position. For employees not receiving a direct hire offer, they will be offered the opportunity to apply for the large number of job openings that Shentel has available.

Shentel has informed us that it intends to send an email on or about September 25, 2015 to all employees advising them whether or not they will be receiving a direct hire job offer. For those employees who receive such an offer, it will be mailed to their home address and will contain the details of the offer, including how to respond and the deadline for doing so. For those employees not receiving a direct hire job offer, their email will include details on how to view and apply for job openings that Shentel has or will have available. Employees will immediately be able to apply for job postings by submitting a resume for a specific posting. Shentel has indicated that as they finalize their post-merger organization structure, it is likely that additional job opportunities will become available.

It is expected that any employee that has not accepted an offer of employment with Shentel will be retained at similar compensation with similar roles and responsibilities through a scheduled end date, either through closing or through a scheduled end date after closing (not to exceed 12 months after closing). Shentel has said that it will communicate the end date for any non-retained employee as soon as practical. After closing, all retained and transitioning employees will become employees of Shentel.

Non-retained employees who work through their scheduled end date, or are laid off prior to their end date, are eligible for benefits under the nTelos Severance Plan and the nTelos Change-in-Control Severance Plan. Employees who voluntarily resign or are terminated with cause prior to their scheduled end date are NOT eligible for any severance benefits.

If you are preparing to apply for a role with Shentel and need information about your dates of employment or the jobs you have held while at nTelos, please reach out to your HR representative for assistance.

Will there be layoffs?
There are no planned layoffs prior to the close of the transaction. We are responsible for operating the business right up until the closing of the merger.

We have been informed by Shentel that there will be staff reductions following closing, as there is overlap in operational structures and systems. These reductions will impact transitioning employees that rejected an offer of comparable employment with Shentel or were not offered comparable employment. Employees who work through their scheduled end date or are laid off prior to their scheduled end date are eligible for benefits under the nTelos Severance Plan and the nTelos Change-in-Control Severance Plan, in accordance with the terms of those plans. Employees who voluntarily resign or are terminated with cause prior to their scheduled end date are NOT eligible for any severance benefits.

How does this affect previously scheduled layoffs in the Eastern Markets?
Layoffs previously scheduled as part of the Eastern Market’s wind down will continue as planned. Current employees who have previously received communication from nTelos that their position would be eliminated will be eligible to receive the nTelos severance package based on the existing nTelos Severance Policy, along with the Change-In-Control Severance Policy, with the same effective date as previously communicated to you. If a specific effective date has not yet been communicated to you, it will be communicated to you in writing at the time your scheduled end date is determined.

How do I know if I am eligible for severance?
If you are laid off in connection with the change-of-control, you are eligible for severance under the nTelos Severance Policy and the nTelos Change-in-Control Severance Policy. If you resign or are terminated with cause, you are not eligible for severance. Additionally, Shentel has agreed that if an employee receives an offer from Shentel and does not accept the offer, they would be severance eligible; however, they do have to stay through their scheduled end date, which could be as far as 12 months from closing.

Will employees who are laid off be able to file for unemployment?
Yes. Employees who are laid off may file for unemployment. Wages are assigned to the last day worked, so it is possible to collect unemployment during the severance period.

Please reach out to your HR team for specific questions beyond what is covered in this FAQ document

BENEFITS

What will happen to my employee benefits?
In the short term, there will be no change to your benefits or the cost of your benefits. At close, all nTelos employees will transfer to the Shentel benefits plan. As we get closer to the close of the transaction or our annual open enrollment period, you’ll be receiving comprehensive information regarding employee benefits.

Shentel has informed us that it, like nTelos, offers full time employees a broad range of benefit coverages and plan options including Paid Time Off, medical, dental, vision and life insurance benefits, short and long term disability and tuition assistance. They also support their 401(k) program with both a fixed company contribution plus a matching contribution. So, while different in structure than nTelos benefit plans, their program supports the range of coverages.

If I transition to Shentel, will my years of service at nTelos be recognized by Shentel for certain benefits, such as Paid Time Off (PTO) accruals and 401(k) vesting?
If you are offered a position with Shentel, you will become a Shentel employee at the closing of the transaction. Shentel has informed us that your years of credited service with nTelos will be recognized by Shentel for benefit purposes.

If I am eligible for the Team Incentive Plan (TIP), will I receive TIP for 2015?
Provided that you work through your scheduled end date and do not voluntarily resign or are terminated with cause, you will be eligible for 2015 TIP payout, prorated based upon the number of days worked during 2015.

Will there be sales commission plan changes? nTelos sales quotas and sales commission plans will not be changing as a result of the announcement. At the time of the close, retained employees will become Shentel employees and will begin on Shentel sales commission plans. More information will be communicated as we get closer to the closing date.

If I am pension eligible, what will happen to my pension?
Pension benefits are protected by the Pension Benefit Guaranty Corporation. The Pension plan was closed to new participants on October 1, 2003, so if you were hired after that date, you are not pension eligible. If you have questions regarding your pension benefit, please see an HR team member.
What about tuition reimbursement?
nTelos will continue to offer our employees the tuition reimbursement benefit until the time of the close. Employees who resign or are terminated with cause will be required to repay tuition reimbursement according to the terms of the tuition reimbursement program. Employees who are laid off will not be required to repay the tuition reimbursement amount.

How will the employee phone program be administered?
Employees stay on the existing nTelos employee phone program until the close of the transaction, at which time they will move to the Shentel employee phone program. If an employee resigns or is terminated for cause before the close of the transaction, all lines under the employee phone program will be deactivated or moved to a consumer plan. More information will be forthcoming from Shentel regarding their employee phone program.

Will training assistance (e.g. resume writing, interviewing skills, etc.) be offered for employees not being retained?
We are offering a series of lunch-and-learn seminars and other more in-depth classes that are scheduled through December. These learning opportunities cover a broad range of topics, including managing stress, change management, resume writing and interviewing skills. You are encouraged to review the course offerings in GEO Learning regularly, as classes are added, and select those that will best fit your needs. Investing in your future by enhancing your skills can improve your performance and better prepare you for future opportunities.

Please reach out to your HR team for specific questions beyond what is covered in this FAQ document
BUSINESS AND CUSTOMER RELATED
(Please also see the Customer FAQ document posted on ntelos.com)
How will Sales operations change now that we have made the announcement?
They will not change as a result of the announcement. We currently have no expected changes in commission, quota or staffing strategies. Keep in mind, we will continue advertising and offering aggressive promotions in an attempt to maintain our great market share growth momentum we have enjoyed throughout 2015. Also, a customer that purchases wireless service before the closing date will lock in the industry-leading NTELOS rates for two years, while having the future benefit of the Sprint nationwide LTE network for the term of their agreement.

Additionally, Shentel has informed us that it plans to work diligently with us and our B2B customers in a timely fashion to allow these business customers to take advantage of additional Sprint services that are currently unavailable to nTelos customers - like unified messaging, fleet management, and business automation.

Will nTelos retail locations change their name?
Yes. At the time of closing, nTelos retail locations will transition to the Sprint brand.

What will happen to our customers after the closing?
After closing, Shentel has announced that nTelos customers will be transitioned over to Sprint and Sprint’s billing system. As more detailed timelines are made available, we will communicate them to you and to our customers.

Will retail locations remain open?
Shentel has informed us that they will convert our existing retail stores to the Sprint brand following the closing of the transaction. In addition, Shentel has announced that it will assume control of seven (7) existing Sprint retail locations in the nTelos market. If some stores are planned to be closed, employees are expected be offered, prior to the closing of the transaction, jobs in stores located close by. If none are available, the nTelos severance policies will apply.

What will happen to the offices in Waynesboro?
Shentel has informed us that they will continue to have a limited presence in the Waynesboro area to support retail distribution, indirect distribution, field operations and engineering.

What will be expected of me now?
We anticipate that the closure of this transaction will take place in early 2016. In the meantime, we ask that you continue to perform your current responsibilities at the highest level possible. More information regarding the transaction and integration activities will be shared in the near future.

What changes in priorities or projects will there be?
Next steps on key projects currently underway or under consideration will be communicated in the near future.

nTelos has attempted in this summary to answer the common questions you are likely to have in connection with the merger announcement. We intend to provide additional communications in the coming months. Nevertheless, the circumstances are naturally fluid, and things may change and be different from what we have described above. Nothing herein is intended to give any employee any right to continued employment, nor limit the Company’s right to change any employee’s status as an at-will employee.

This communication may contain statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “project,” “will,” “may,” “should,” and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. The forward-looking statements are or may be based on a series of projections and estimates and involve risks and uncertainties. These risks and uncertainties include such factors as: (1) the Company may be unable to obtain stockholder approval as required for the merger; (2) conditions to the closing of the merger, including, without limitation, the consummation of certain transactions between SHEN and Sprint, may not be satisfied and required regulatory approvals may not be obtained; (3) the merger may involve unexpected costs, liabilities or delays; (4) the risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction, (5) the effect of the announcement of the transaction on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally, (6) the outcome of any legal proceedings related to the merger; (7) the Company may be adversely affected by other economic, business, and/or competitive factors; (8) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (9) changes in the legal or regulatory environment; and (10) other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all. If the merger is consummated, the Company stockholders will cease to have any equity interest in the Company and will have no right to participate in its earnings and future growth. Additional factors that may affect the future results of the Company are set forth in its filings with the Securities and Exchange Commission (SEC), including without limitation its Annual Report on Form 10-K for the year ended December 31, 2014 and its Quarterly Reports on Form 10-Q filed thereafter, which are available on the SEC’s website at www.sec.gov.

Additional Information and Where to Find It
This communication does not constitute a solicitation of any vote or approval. In connection with the proposed transaction, NTELOS will file with the SEC and mail or otherwise provide to its stockholders a proxy statement regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, NTELOS’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement and other documents that NTELOS files with the SEC (when available) from the SEC's website at www.sec.gov and on NTELOS’s investor relations section website at ir.ntelos.com. In addition, the proxy statement and other documents filed by NTELOS with the SEC (when available) may be obtained from NTELOS free of charge by directing a request to NTELOS’s Public Relations advisor at KCSA Strategic Communications, 880 Third Avenue, 6th Floor, New York, NY 10022.
NTELOS and its directors, executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from NTELOS stockholders with respect to the proposed acquisition of NTELOS. Security holders may obtain information regarding the names, affiliations and interests of such individuals in NTELOS’s Annual Report on Form 10-K for the year ended December 31, 2014. Additional information regarding the interests of such individuals in the proposed acquisition of NTELOS will be included in the proxy statement relating to such acquisition when it is filed with the SEC. These documents may be obtained free of charge from the SEC's website at www.sec.gov and NTELOS’s investor relations website at ir.ntelos.com.